Exhibit 10.2

Deerfield/RAB Ventures, LLC
780 Third Avenue
New York, NY 10017

October 15, 2019

DFB Healthcare Acquisitions Corp.
780 Third Avenue
New York, NY 10017
Attention: Chris Wolfe

AdaptHealth Holdings, LLC
122 Mill Road
Phoenixville, PA 19460
Attention: Chris Joyce

Re:     Amended and Restated Agreement Re: Assignment of Founder Shares and Warrants

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger, dated as of July 8, 2019, by and among DFB Healthcare Acquisitions Corp., a Delaware corporation (“DFB Healthcare”), Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware limited liability company, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, DFB Merger Sub LLC, a Delaware limited liability company, AdaptHealth Holdings, LLC, a Delaware limited liability company (the “AdaptHealth”), and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders’ Representative, as amended by that certain Amendment No. 1 dated October 15, 2019 (as so amended, the “Merger Agreement”). This Letter Agreement amends, restates and supersedes in its entirety that certain letter agreement, dated July 8, 2019, entered into by among the parties hereto with respect to the assignment of Founder Shares and Warrants (the “Original Letter Agreement”).

In order to induce DFB Healthcare and AdaptHealth to enter into the Merger Agreement and proceed with the consummation of the transactions (the “Transactions”) contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Deerfield/RAB Ventures, LLC (the “Sponsor”) hereby agrees with DFB Healthcare and AdaptHealth as follows:

1.     The Sponsor agrees that it shall, immediately prior to the consummation of the Transactions, transfer and assign to AdaptHealth (or such other equityholder or employee of AdaptHealth as AdaptHealth shall designate prior to the consummation of the Transactions pursuant to Section 4 of this Letter Agreement), for no consideration, such number of shares of common stock of DFB Healthcare (“Transferred Shares”) and such number of warrants (“Transferred Warrants”) to purchase such number of shares of common stock of DFB Healthcare (with each Warrant exercisable for one-third of a share of common stock of DFB Healthcare) determined based on the total number of Purchased Securities, as such term is defined in that certain Amended and Restated Subscription Agreement, dated as of the date hereof, by and among DFB Healthcare, Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, and RAB Ventures (DFB) LLC, a Delaware limited liability company, as follows:

(a)  If the total number of Purchased Securities is equal to or less than 10,000,000, then the number of Transferred Shares shall be 2,500,000 and the number of Transferred Warrants shall be 1,733,333;

(b)  If the total number of Purchased Securities is equal to 12,500,000, then the number of Transferred Shares shall be 2,437,500 and the number of Transferred Warrants shall be 1,690,000; and

(c)  If the total number of Purchased Securities is greater than 10,000,000 but less than 12,500,000, then (1) the number of Transferred Shares shall be 2,437,500 plus the product of (A) the Applicable Percentage (as defined below) and (B) 62,500, and (2) the number of Transferred Warrants shall be 1,690,000 plus the product of (A) the Applicable Percentage (as defined below) and (B) 43,333 (in each case, rounded to the nearest whole number of Transferred Shares or Transferred Warrants, as applicable). As used in this subsection (c), “Applicable Percentage” means (x) the number of Purchased Securities in excess of 10,000,000 divided by (y) 2,500,000.

The Sponsor hereby authorizes DFB Healthcare to take such actions as shall be necessary to evidence such transfer as of immediately prior to the consummation of the Transactions, including by causing to be updated the stock and warrant transfer records of DFB Healthcare to reflect such transfers. AdaptHealth acknowledges and agrees that (a) the Transferred Shares and Transferred Warrants constitute Founder Shares and Private Placement Warrants, as such terms are defined in that certain letter agreement, dated February 15, 2018 (the “Letter Agreement”), to which the Sponsor and DFB are parties, and (b) AdaptHealth (and/or any other recipient of Transferred Shares and/or Transferred Warrants pursuant hereto) will be subject to all of the restrictions on transfer applicable to the Founder Shares and the Private Placement Warrants that the Sponsor is subject to pursuant to the terms of the Letter Agreement, and hereby agrees to be bound by such restrictions as if it were a party thereto.

2.     This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby (including, without limitation, the Original Letter Agreement”). This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.     This Letter Agreement shall terminate automatically upon the termination of the Merger Agreement.

4.     No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties; provided, that, notwithstanding the foregoing, (a) a portion of the Transferred Shares may be transferred and assigned by one or more of the officers and directors of DFB Healthcare in lieu of the Sponsor and (b) AdaptHealth shall be entitled to assign the right to receive any Transferred Shares or Transferred Warrants to any equityholder or employee of AdaptHealth by delivering to DFB Healthcare a schedule thereof in the form of Exhibit A hereto at least two (2) Business Days prior to the consummation of the Transactions; provided that any such assignee shall be required, as a condition to receipt of any Transferred Shares or Transferred Warrants, to enter into a written agreement agreeing to be bound by the restrictions contained in the Letter Agreement with respect to such Transferred Shares and/or Transferred Warrants, as applicable. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and its respective successors and permitted assigns to whom the Sponsor transfers shares of DFB Healthcare in compliance with this Letter Agreement. Any transfer made in contravention of this Letter Agreement shall be null and void.

5.     This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any Delaware Chancery Court, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.     This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

DEERFIELD/RAB VENTURES, LLC

By:	/s/ RICHARD A. BARASCH
	Name:	Richard A. Barasch
	Title:	Manager

Acknowledged and Agreed:

DFB HEALTHCARE ACQUISITION CORP.

By:	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title	Chief Financial Officer

ADAPTHEALTH HOLDINGS, LLC

By:	/s/ LUKE MCGEE
	Name:	Luke McGee
	Title	Chief Executive Officer

EXHIBIT A

Transferee	Number of Shares of Common Stock to be Transferred	Number of Warrants to be Transferred